EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended August 7, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (September 2010 – August 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.5%	0.5%	-4.6%	3.6%	-3.3%	-2.6%	1.0%	-2.6%	9.9%	-28.6%	-0.2	-0.4
B**	0.5%	0.5%	-4.9%	3.0%	-3.9%	-3.2%	0.4%	-3.2%	9.9%	-29.9%	-0.3	-0.4
Legacy 1***	0.5%	0.5%	-3.3%	5.5%	-1.4%	-0.6%	N/A	-0.6%	9.7%	-23.7%	0.0	-0.1
Legacy 2***	0.5%	0.5%	-3.4%	5.3%	-1.5%	-0.8%	N/A	-0.8%	9.7%	-24.4%	0.0	-0.1
Global 1***	0.5%	0.5%	-3.2%	6.1%	-0.8%	-0.8%	N/A	-0.8%	9.3%	-21.9%	0.0	-0.1
Global 2***	0.5%	0.5%	-3.3%	5.9%	-1.0%	-1.0%	N/A	-1.0%	9.3%	-22.4%	-0.1	-0.1
Global 3***	0.5%	0.5%	-4.3%	4.4%	-2.6%	-2.6%	N/A	-2.6%	9.4%	-26.2%	-0.2	-0.4

S&P 500 Total Return Index****	-1.2%	-1.2%	2.1%	5.7%	16.3%	17.0%	7.7%	17.0%	11.5%	-16.3%	1.4	2.7
Barclays Capital U.S. Long Gov Index****	1.7%	1.7%	0.4%	6.9%	2.2%	5.9%	6.6%	5.9%	11.7%	-15.5%	0.5	0.9

*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	36%					36%
Energy	11%	Short	Brent Crude Oil	3.1%	Short	11%	Short	Brent Crude Oil	3.1%	Short
			Crude Oil	3.0%	Short			Crude Oil	3.0%	Short
Grains/Foods	10%	Short	Corn	1.5%	Short	10%	Short	Corn	1.5%	Short
			Sugar	1.2%	Short			Sugar	1.2%	Short
Metals	15%	Short	Gold	6.4%	Short	15%	Short	Gold	6.4%	Short
			Silver	2.4%	Short			Silver	2.4%	Short
FINANCIALS	64%					64%
Currencies	22%	Long $	Japanese Yen	3.3%	Short	22%	Long $	Japanese Yen	3.3%	Short
			Canadian Dollar	2.7%	Short			Canadian Dollar	2.7%	Short
Equities	20%	Long	Dax Index	3.1%	Long	20%	Long	Dax Index	3.1%	Long
			DJ Eurostoxx 50 Index	2.4%	Long			DJ Eurostoxx 50 Index	2.4%	Long
Fixed Income	22%	Long	U.S. 10-Year Treasury Notes	2.7%	Long	22%	Long	U.S. 10-Year Treasury Notes	2.7%	Long
			Bunds	2.4%	Long			Eurodollars	2.4%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets declined nearly 7% due to elevated U.S. supplies and after an increase in the number of active U.S. oil drilling rigs.  Natural gas markets rallied as forecasts for warm weather in the U.S. supported near-term demand.

Grains/Foods
Soybean prices rose due to stronger-than-expected export demand and speculation the U.S. Department of Agriculture will revise output estimates lower.  Sugar markets declined because of a combination of favorable weather conditions and continued weakness in the Brazilian real.   Cocoa markets also moved lower, under pressure from weak global demand and heavy selling by large commodity funds.

Metals
Gold markets finished modestly lower as upbeat economic indicators in the U.S. continued to support views for a near-term interest rate hike.  Copper markets fell, driven lower by weak Chinese demand and data which showed rising global supplies.

Currencies
The U.S. dollar rallied as bullish economic data in the U.S., including upbeat manufacturing and service sector data, fueled speculation for a September 2015 interest rate hike.  The Swiss franc fell sharply versus global counterparts due to weak consumer confidence data and concerns surrounding Switzerland’s economic outlook.  The British pound also moved lower, weakened after minutes from a recent Bank of England meeting showed U.K. interest rates will most likely remain unchanged until 2016.

Equities
U.S. equity markets weakened due to concerns an interest rate hike in September would hinder domestic growth.  Stocks were also under pressure from steep declines in the energy and media sectors.  European share markets finished higher due to an early week rally prompted by bullish corporate earnings.

Fixed Income
Long-term U.S. Treasury Bonds rallied sharply due to heavy buying by investors attempting to rotate out of shorter-term debt securities because of speculation for an interest rate hike in September.  U.K. debt markets finished higher after the Bank of England suggested its next interest rate hike would most likely not occur until next year.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.